fund #845, Putnam Massachusetts Tax Exempt Income Fund
11/30/04 Semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	 For the period ended November 30, 2004, Putnam
Management has assumed $5,350 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



72DD1 		Class A 	5,325
		Class B 	1,398
		Class C 	17

72DD2		Class M 	90


73A1		Class A		0.1888
		Class B 	0.1576
		Class C 	0.1507

74A2		Class M 	0.1745


74U1		Class A		27,682
		Class B 	8,286
		Class C 	129

74U2		Class M 	512



74V1		Class A 	9.55
		Class B 	9.55
		Class C 	9.56

74V2		Class M 	9.55